UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 22, 2011 (February 15, 2011)
Buckeye Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX (Address of Principal Executive Offices)	77046 (Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-2.1
EX-10.1
EX-10.2
EX-10.3
Item 1.01. Entry into a Material Definitive Agreement.
     BORCO Sale and Purchase Agreement
     On February 15, 2011, Buckeye Atlantic Holdings LLC (“ Buckeye”), a wholly owned subsidiary of Buckeye Partners, L.P. (the “ Partnership”), entered into a Sale and Purchase Agreement (the “ BORCO Sale and Purchase Agreement”) with Vopak Bahamas B.V. and Koninklijke Vopak N.V. (“ Vopak”), pursuant to which Buckeye agreed to acquire (the “ BORCO Acquisition”) all of Vopak’s indirect 20% interest in FR Borco Coop Holdings, L.P. (“ FRBCH”), the indirect owner of Bahamas Oil Refining Company International Limited (“ BORCO”), for a purchase price of approximately $340 million less (i) 20% of net indebtedness outstanding as of September 30, 2010, or $55.9 million, (ii) a reserve for Bahamian transfer taxes payable in connection with the transaction of $17.5 million, (iii) 20% of certain payments made to Vopak and employees that became payable by FRBCH as a result of Buckeye’s acquisition on January 18, 2011 of an indirect 80% interest in FRBCH from affiliates of FRC Founders Corporation (the “ FR Acquisition”), or $3.6 million, and (iv) 20% of certain fees and expenses incurred by FRBCH in connection with the transactions, or $94,000. The purchase price was subject to further adjustment at closing by the amount by which the reserve for transfer taxes differed from the actual amount of such taxes payable at closing, or approximately $15.8 million. The final purchase price was payable in a combination of cash and $100 million of newly issued Class B Units and LP Units of the Partnership, as described below under “Vopak Unit Purchase Agreement”.
     Under the BORCO Sale and Purchase Agreement, until the fifth anniversary of closing, Vopak will indemnify Buckeye for breaches of Vopak’s obligations to pay certain transfer taxes and expenses.
     The BORCO Sale and Purchase Agreement contains certain customary representations and warranties and covenants but provides only limited indemnities
     Pursuant to the terms of a unitholders and operating agreement (the “ Unitholders Agreement”), Vopak served as BORCO’s operator prior to the closing of the BORCO Acquisition. At the closing of the BORCO Acquisition, pursuant to a transition support agreement (the “TSA”) entered into on February 15, 2011, the Unitholders Agreement was terminated (except as provided in the TSA), operatorship of BORCO was transferred to Buckeye and its affiliates and Vopak was retained to provide certain support services for a period of up to 180 days following the closing.
     Vopak Unit Purchase Agreement
     On February 15, 2011, the Partnership entered into a Unit Purchase Agreement (the “ Vopak Unit Purchase Agreement”) with Vopak pursuant to which Vopak accepted $62.5 million worth of Class B units representing limited partnership interests of the Partnership (“ Class B Units”) and $37.5 million worth of the Partnership’s limited partnership units (“ LP Units”) as partial consideration for the BORCO Acquisition. The negotiated purchase value for each Class B Unit is $57.04 per unit, which resulted in a total of 1,095,722 Class B Units being issued to Vopak. The negotiated purchase value for each LP Unit is $60.40 per unit (“ LP Unit Price”), which resulted in a total of 620,861 LP Units being issued to Vopak. The private placement of the Class B Units and LP Units pursuant to the Vopak Unit Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.
     Pursuant to the Vopak Unit Purchase Agreement, the Partnership has agreed to indemnify Vopak and its officers, directors and other representatives against certain losses resulting from any breach of the Partnership’s representations, warranties or covenants contained therein.
     Vopak Registration Rights Agreement
     In connection with the Vopak Unit Purchase Agreement, the Partnership entered into a registration rights agreement (the “ Vopak Registration Rights Agreement”) dated February 15, 2011 with Vopak. Pursuant to the Vopak Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register (i)

the Class B Units and the LP Units issued pursuant to the Vopak Unit Purchase Agreement, (ii) the LP units issuable upon conversion of the Class B Units issued, (iii) any Class B Units issued in respect of the Class B Units as a distribution in kind in lieu of cash distributions and (iv) any LP Units issued as liquidated damages under the Vopak Registration Rights Agreement, as soon as practicable, and use its commercially reasonable efforts to cause the registration statement to become effective within 180 days of the closing of the private placement. In addition, the Vopak Registration Rights Agreement grants piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of Vopak and, in certain circumstances, to third parties.
     If the shelf registration statement is not effective within 180 days of the closing date of the private placement, then the Partnership must pay liquidated damages of 0.25% of the product of the LP Unit Price times the number of Class B Units and LP Units issued pursuant to the Vopak Unit Purchase Agreement, and that may not be disposed of pursuant to any section of Rule 144 of the Securities Act of 1933 (the “Liquidated Damages Multiplier”) per 30-day period for the first 60 days following the 180th day. This amount will increase by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 60 days, up to a maximum of 1.0% of the Liquidated Damages Multiplier per 30-day period. The aggregate amount of liquidated damages the Partnership must pay will not exceed 5.0% of the Liquidated Damages Multiplier. Liquidated damages may be paid in cash or LP Units.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On February 16, 2011, Buckeye completed the BORCO Acquisition. The aggregate purchase price of $340 million was paid in a combination of cash and equity. At closing, approximately $165.6 million in cash was paid to Vopak, $100 million of consideration was paid by the issuance of LP Units and Class B Units to Vopak, as described in Item 3.02 below and approximately $17.8 million was used to pay applicable Bahamian transfer taxes. As described above in Item 1.01 under “BORCO Sale and Purchase Agreement, prior to closing, in connection with the completion of the FR Acquisition, approximately $55.9 million was used to repay existing indebtedness of a subsidiary of FRBCH, approximately $3.6 million was used to make certain payments to Vopak and employees that became payable as a result of the transaction and approximately $94,000 was used to pay certain fees and expenses incurred by FRBCH and its affiliates in connection with the transactions.
Item 3.02. Unregistered Sales of Equity Securities.
     On February 16, 2011, the Partnership issued 620,861 LP Units and 1,095,722 Class B Units to Vopak as $100 million of consideration for the acquisition of an indirect interest in FRBCH.
     The information set forth under Item 1.01. above under the heading “Vopak Unit Purchase Agreement” is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
2.1	Sale and Purchase Agreement by and among Vopak Bahamas B.V., Koninklijke Vopak N.V. and Buckeye Atlantic Holdings LLC dated as of February 15, 2011*

10.1	Unit Purchase Agreement by and between Buckeye Partners, L.P. and Vopak Bahamas B.V. dated as of February 15, 2011

10.2	Registration Rights Agreement by and between Buckeye Partners, L.P. and Vopak Bahamas B.V. dated as of February 15, 2011

10.3
Transition Support Agreement by and among Buckeye Atlantic Holdings LLC, Vopak Bahamas B.V., FR Borco Topco L.P., FR Borco Coop Holdings, L.P., FR Borco Coop Holdings GP Limited, Bahamas Oil Refining Company International Limited and Vopak Koninklijke N.V. dated as of February 15, 2011

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC, its General Partner

By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated February 22, 2011

Exhibit Index

2.1	Sale and Purchase Agreement by and among Vopak Bahamas B.V., Koninklijke Vopak N.V. and Buckeye Atlantic Holdings LLC dated as of February 15, 2011*

10.1	Unit Purchase Agreement by and between Buckeye Partners, L.P. and Vopak Bahamas B.V. dated as of February 15, 2011

10.2	Registration Rights Agreement by and between Buckeye Partners, L.P. and Vopak Bahamas B.V. dated as of February 15, 2011

10.3
Transition Support Agreement by and among Buckeye Atlantic Holdings LLC, Vopak Bahamas B.V., FR Borco Topco L.P., FR Borco Coop Holdings, L.P., FR Borco Coop Holdings GP Limited, Bahamas Oil Refining Company International Limited and Vopak Koninklijke N.V. dated as of February 15, 2011

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request

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